UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2014
Date of Report (Date of earliest event reported)

SYNC2 NETWORKS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-152551	26-1754034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 NW 10th Street Plantation, Florida	33322
(Address of principal executive offices)	(Zip Code)

(954) 960-7100
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors (the "Board") of Sync2 Networks Corp., a Nevada corporation (the "Company"), has appointed Frank J. Horkey, CPA, CFST, as a member of the Board of Directors and the Vice-President of the Company effective as of January 14, 2014.

Biography

During the past thirty-five years, Mr. Horkey has been engaged as an auditor and a certified public accountant. Mr. Horkey currently is the founder and manager of Horkey & Associates, which is a public accounting firm located in West Broward, Florida. In 1978, Mr. Horkey commenced his career with Touche Ross (which is now called Deloitte Touche), an international public accounting firm, in Miami, Florida. After three years, he started his own public accounting firm and through subsequent mergers was a partner through 1991 in one of the largest accounting firms in western Broward County. Mr. Horkey has taught courses on accounting, auditing and taxation issues, and has written a variety of articles on diverse tax topics, such as home office deductions, and accounting and auditing topics such as audits of small businesses. Mr. Horkey's clients have included large corporations, small businesses, professionals, not-for-profit organizations, municipalities and other governmental entities. Mr. Horkey was the audit partner on one of the pilot single audits performed on a large governmental unit in 1981, and was involved in the development and application of the single audit process with the Office of Management and Budget and the General Accounting Office.

Mr. Horkey earned a Bachelor of Science in Accounting from Florida Atlantic University and has been certified by the State of Florida as a Certified Public Accountant since April 1979. He is a member of the American Institute of Certified Public Accountants as well as the Florida Institute of Certified Public Accountants. He also holds the designation as Certified in Florida Sales Tax, a specialty designation awarded jointly by the Florida Board of Accountancy and the Florida Institute of Certified Public Accountants.

Mr. Horkey is a 1993 graduate of Leadership Broward and 1987 President of the Sunrise Chamber of Commerce. Mr. Horkey is also Audit Committee Chair, Vice Chair and Chair Elect of the Broward Workforce Development Board, having been a member since 1993. Mr. Horkey is the 1995 recipient of the "Small Business Person of the Year" award from the Sunrise Chamber of Commerce, and a two-time finalist for the South Florida "Up and Comers" Award in accounting. He was also Chair of the Sole Practitioners Committee of the Florida Institute of Certified Public Accountants for two years.

Mr. Horkey's community involvement also extends into the education environment. He was a member of the School Board of Broward County Audit Committee for ten years, Chair of the Sunrise Chamber of Commerce Education Committee for three years, and co-founder of the Sunrise Chamber "One for the Kids" Program (which matches business people who have specific skills with schools and/or students with matching needs). He also worked on the Broward Education Planning Initiative, which was the first countywide effort to address school overcrowding. Mr. Horkey has also been a board member of the Broward Education Foundation since 2012.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNC2 NETWORKS CORP.

DATE: January 17, 2014	By:	/s/ Warren Gilbert
	Name:	Warren Gilbert
President/Chief Executive Officer